Exhibit 99.1

ICON INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2011

Letter from the CEOs                                                                                                                                  As of December 19, 2011

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the third quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of September 30, 2011, Fund Ten was in its liquidation period.  During the liquidation period, distributions generated from net rental and loan income and proceeds from equipment sales generally fluctuate as remaining leases and loans come to maturity or equipment is sold.  During the third quarter of 2011, we made distributions in the aggregate amount of $353,538.

During the third quarter of 2011, we continued to liquidate our assets and, on September 23, 2011, we, through a joint venture owned 49% by us, sold the Aframax product tanker, the Mayon Spirit, to an unaffiliated third party for proceeds of approximately $8,200,000. The third-party debt of approximately $4,000,000 was satisfied.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments as well as more information regarding Fund Ten’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

Third Quarter 2011 Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transactions

•
On September 23, 2011, we, through a joint venture owned 49% by us, sold the Aframax product tanker, the Mayon Spirit, to an unaffiliated third party for proceeds of approximately $8,200,000. The third-party debt of approximately $4,000,000 was satisfied.

•
On December 1, 2011, we sold our shares in Pretel Group Limited (“Pretel”) to Catwise Limited for £3,000,000.  We received a gross cash-on-cash return of approximately 121% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2011, our portfolio consisted primarily of the following investments.

•
A 35.70% interest in the Eagle Carina, an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 35.70% interest in the Eagle Corona, an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
Four promissory notes that are secured by an underlying pool of leases for point of sale equipment. The notes were purchased at a significant discount for the aggregate purchase price of approximately $31,573,000.  Our share of the purchase price was approximately $3,868,000.  The notes bear interest at rates ranging from 9.47% to 9.90% per year and the notes are scheduled to mature at various dates through February 15, 2013.

•
Hospital bedside entertainment and communication terminals that were subject to lease with Premier Telecom Contracts Limited (“Premier”).  The equipment was purchased for approximately $13,945,000 and the lease was scheduled to expire on December 31, 2012.  On January 30, 2009, the lease with Premier was restructured in exchange for control of the parent company of Premier, Pretel, until such time as our expected return on this investment is achieved.  On December 31, 2010, the lease financing with Premier was terminated in consideration for shares in Pretel equal to the outstanding balance of the lease financing.  In January 2011, we sold 25% of Pretel to its new Chief Executive Officer for £100,000.

•
Two container vessels, the Dubai Star (f/k/a the ZIM Korea) and the China Star (f/k/a the ZIM Canada), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. through March 31, 2016 and March 31, 2017, respectively.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  We satisfied all of the non-recourse loan obligations with respect to the container vessels and, as a result, all charter hire payments are being paid directly to us.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $3,535 and $24,748 for the three and nine months ended September 30, 2011, respectively.  Additionally, our Manager’s interest in our net income (loss) was $5,359 and $(68,267) for the three and nine months ended September 30, 2011, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Manager	Management fees (1)	$79,847	$183,858	$349,437	$620,999
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	165,810	150,481	618,780	629,001
			$245,657	$334,339	$968,217	$1,250,000

(1) Amount charged directly to operations.

At September 30, 2011, we had an obligation of $202,967 due to our Manager and its affiliates, which consisted primarily of administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.
We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	September 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$4,657,132	$2,740,590
Current portion of net investment in finance leases	-	616,088
Current portion of notes receivable	474,936	-
Service contracts receivable	192,681	441,742
Equipment held for sale or lease, net	-	23,393
Other current assets	642,869	845,417

Total current assets	5,967,618	4,667,230

Non-current assets:
Net investment in finance leases, less current portion	39,456,878	35,901,863
Fixed assets (less accumulated depreciation of
$5,038,344 and $3,909,365, respectively)	1,723,936	2,804,715
Notes receivable, less current portion	101,807	-
Investments in joint ventures	11,991,981	24,531,251
Investments in unguaranteed residual values	-	128,368
Other non-current assets, net	4,494	101,328

Total non-current assets	53,279,096	63,467,525

Total Assets	$59,246,714	$68,134,755

Liabilities and Equity

Current liabilities:
Due to Manager and affiliates	$202,967	$171,156
Accrued expenses	49,189	202,908
Other current liabilities	1,767,309	1,820,329

Total Liabilities	2,019,465	2,194,393

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	59,453,457	68,395,072
Manager	(711,892)	(621,572)
Accumulated other comprehensive loss	(1,993,812)	(1,964,780)

Total Members' Equity	56,747,753	65,808,720

Noncontrolling Interests	479,496	131,642

Total Equity	57,227,249	65,940,362

Total Liabilities and Equity	$59,246,714	$68,134,755

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Rental income	$125,140	$1,263,224	$418,731	$4,798,482
Finance income	1,617,892	1,437,338	4,705,700	4,180,296
Servicing income	1,139,138	1,252,101	3,590,536	4,050,192
(Loss) income from investments in joint ventures	(184,350)	733,028	(9,143,897)	2,142,084
Net gain on sales of equipment and unguaranteed residual values	2,468	942,208	801,215	1,101,178
Interest and other income	146,698	97,034	330,838	187,240

Total revenue	2,846,986	5,724,933	703,123	16,459,472

Expenses:
Management fees - Manager	79,847	183,858	349,437	620,999
Administrative expense reimbursements - Manager	165,810	150,481	618,780	629,001
General and administrative	1,713,230	1,579,499	5,427,123	4,882,021
Interest	8,668	7,933	18,724	26,602
Loss on guaranty	-	34,973	-	842,030
Impairment loss	23,393	-	23,393	-
Depreciation and amortization	370,022	1,203,640	1,161,957	4,154,672

Total expenses	2,360,970	3,160,384	7,599,414	11,155,325

Net income (loss)	486,016	2,564,549	(6,896,291)	5,304,147

Less: Net (loss) income attributable to noncontrolling interests	(49,853)	83,953	(69,624)	257,877

Net income (loss) attributable to Fund Ten	$535,869	$2,480,596	$(6,826,667)	$5,046,270

Net income (loss) attributable to Fund Ten allocable to:
Additional Members	$530,510	$2,455,790	$(6,758,400)	$4,995,808
Manager	5,359	24,806	(68,267)	50,462

	$535,869	$2,480,596	$(6,826,667)	$5,046,270

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,211	148,211	148,211

Net income (loss) attributable to Fund Ten per weighted
average additional share of limited liability company interests outstanding	$3.58	$16.57	$(45.60)	$33.71

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	148,211	$68,395,072	$(621,572)	$(1,964,780)	$65,808,720	$131,642	$65,940,362

Comprehensive income (loss):
Net (loss) income	-	(3,541,498)	(35,773)	-	(3,577,271)	36,032	(3,541,239)
Change in valuation of interest
rate swap contracts	-	-	-	90,447	90,447	-	90,447
Currency translation adjustments	-	-	-	142,021	142,021	-	142,021
Total comprehensive income (loss)	-	-	-	232,468	(3,344,803)	36,032	(3,308,771)
Stock based compensation in subsidiary	-	221,553	2,238	-	223,791	74,597	298,388
Investment by noncontrolling interest in subsidiary	-	(611,132)	(6,173)	-	(617,305)	775,944	158,639
Cash distributions	-	(1,550,015)	(15,657)	-	(1,565,672)	(122,407)	(1,688,079)

Balance, March 31, 2011 (unaudited)	148,211	62,913,980	(676,937)	(1,732,312)	60,504,731	895,808	61,400,539

Comprehensive (loss):
Net (loss)	-	(3,747,412)	(37,853)	-	(3,785,265)	(55,803)	(3,841,068)
Change in valuation of interest
rate swap contracts	-	-	-	14,334	14,334	-	14,334
Currency translation adjustments	-	204,595	2,067	(265,238)	(58,576)	27,815	(30,761)
Total comprehensive (loss)	-	-	-	(250,904)	(3,829,507)	(27,988)	(3,857,495)
Stock based compensation in subsidiary	-	227,539	2,298	-	229,837	76,612	306,449
Cash distributions	-	(550,006)	(5,556)	-	(555,562)	(475,351)	(1,030,913)

Balance, June 30, 2011 (unaudited)	148,211	59,048,696	(715,981)	(1,983,216)	56,349,499	469,081	56,818,580

Comprehensive (loss) income:
Net income (loss)	-	530,510	5,359	-	535,869	(49,853)	486,016
Change in valuation of interest
rate swap contracts	-	-	-	35,116	35,116	-	35,116
Currency translation adjustments	-	-	-	(45,712)	(45,712)	(15,238)	(60,950)
Total comprehensive (loss) income	-	-	-	(10,596)	525,273	(65,091)	460,182
Stock based compensation in subsidiary	-	224,254	2,265	-	226,519	75,506	302,025
Cash distributions	-	(350,003)	(3,535)	-	(353,538)	-	(353,538)

Balance, September 30, 2011 (unaudited)	148,211	$59,453,457	$(711,892)	$(1,993,812)	$56,747,753	$479,496	57,227,249

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(6,896,291)	$5,304,147
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Finance income	(4,705,700)	(4,180,296)
Loss (income) from investments in joint ventures	9,143,897	(2,142,084)
Net gain on sales of equipment and unguaranteed residual values	(801,215)	(1,101,178)
Depreciation and amortization	1,161,957	4,154,672
Impairment loss	23,393	-
Stock based compensation expense	906,862	-
Loss on financial instruments	70,669	6,410
Changes in operating assets and liabilities:
Collection of finance leases	1,766,773	2,384,206
Service contracts receivable	246,225	27,575
Other assets, net	(957,926)	(415,287)
Deferred revenue	-	(241,851)
Due to Manager and affiliates	32,159	22,144
Accrued expenses	(153,719)	66,056
Other current liabilities	(42,627)	(277,059)
Distributions from joint ventures	333,363	406,369

Net cash provided by operating activities	127,820	4,013,824

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	2,118,652	4,460,598
Purchase of equipment	-	(3,236)
Repayment of notes receivable	646,206	-
Investment in joint ventures	(8,158)	-
Distributions received from joint ventures in excess of profits	1,958,651	2,328,278

Net cash provided by investing activities	4,715,351	6,785,640

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	-	1,350,000
Repayments of revolving line of credit, recourse	-	(1,450,000)
Proceeds from sales of subsidiary shares	158,639	-
Cash distributions to members	(2,474,772)	(8,162,527)
Distributions to noncontrolling interests	(597,758)	(1,196,253)

Net cash used in financing activities	(2,913,891)	(9,458,780)

Effects of exchange rates on cash and cash equivalents	(12,738)	(3,541)

Net increase in cash and cash equivalents	1,916,542	1,337,143
Cash and cash equivalents, beginning of the period	2,740,590	2,428,058

Cash and cash equivalents, end of the period	$4,657,132	$3,765,201

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Supplemental disclosure of non-cash investing and financing activities:
Transfer from leased equipment at cost to net investment in finance leases	$-	$2,440,135
Exchange of investment in joint venture for notes receivable	$1,251,414	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.